EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51538) of Greene County Bancorp, Inc. of our report dated August 8, 2006, relating to the consolidated financial statements as of and for the year ended June 30, 2006, of Greene County Bancorp, Inc., which appears in the Annual Report to Shareholders included as exhibit 13.0 in this Form 10-KSB.

/s/ Beard Miller Company LLP
Beard Miller Company, LLP
Pine Brook, New Jersey
September 28, 2006

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51538) of Greene County Bancorp, Inc. of our report dated July 29, 2005 relating to the financial statements of Greene County Bancorp, Inc., which appears in the Annual Report to Shareholders, which is included in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Albany, New York
September 28, 2006